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                                                                     Exhibit 5.1

                         [Morgan, Lewis & Bockius LLP Letterhead]

January 27, 2000

eMerge Interactive, Inc.
10315 102nd Terrace
Sebastian, FL 32958

Re:      eMerge Interactive, Inc. - Registration Statement on Form S-1

Ladies and Gentlemen:


We have acted as counsel for eMerge Interactive, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 8,675,000 shares (the "Shares") of the Company's class A common stock, $.008 par value (the "Common Stock"), including 675,000 Shares purchasable by the underwriters upon exercise of their over-allotment option. Of the 8,675,000 Shares, (i) up to 7,175,000 Shares will be newly issued and sold by the Company (the "Company Shares") and (ii) up to 1,500,000 Shares will be sold by the selling stockholders (the "Selling Stockholder Shares"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.


In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Certificate of Incorporation, as amended to date; (c) the Company's Bylaws, as amended to date;
(d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that (i) the Company Shares, upon issuance and sale by the Company in the manner and for the consideration contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable and (ii) the Selling Stockholder
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                         [Morgan, Lewis & Bockius LLP Letterhead]

eMerge Interactive, Inc.
January 27, 2000
Page 2


Shares, upon sale by the selling stockholders in the manner and for the consideration contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,


/s/ Morgan, Lewis & Bockius LLP
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